Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the RxSight, Inc. 2021 Equity Incentive Plan of RxSight, Inc. of our report dated March 6, 2023, with respect to the consolidated financial statements of RxSight, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
March 6, 2023